UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Name of Registrant as Specified in Its Charter)

STILWELL ACTIVIST INVESTMENTS, L.P. STILWELL VALUE PARTNERS VII, L.P. STILWELL ACTIVIST FUND, L.P. STILWELL VALUE LLC JOSEPH D. STILWELL PAULA J. POSKON KERRY G. CAMPBELL
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The Stilwell Group, together with the other participants named herein, have filed a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its director nominees at the 2019 annual meeting of stockholders of Wheeler Real Estate Investment Trust, Inc.

On December 3, 2019, the Stilwell Group issued the following press release:

ISS Recommends FOR THE ELECTION OF JOSEPH STILWELL AND PAULA POSKON ON THE Stilwell GROUP’s GREEN Proxy Card

ISS Believes The Stilwell Group Nominees - Joseph Stilwell and Paula Poskon – Would Bring Fresh Perspectives and Stockholder Alignment to the Board

ISS States that The Stilwell Group “Has Presented a Compelling Case that Additional Change is Needed on the Board”

NEW YORK, December 3, 2019 /PRNewswire/ -- – The Stilwell Group (“Stilwell”), the largest stockholder of Wheeler Real Estate Investment Trust, Inc. (the “Company” or “Wheeler”), today announced that Institutional Shareholder Services Inc. (“ISS”), one of the leading independent proxy voting advisory firms, has recommended that Wheeler stockholders vote on Stilwell’s GREEN proxy card FOR the election of two of Stilwell’s highly-qualified nominees, Joseph Stilwell and Paula Poskon, at the Company’s upcoming 2019 annual meeting of stockholders. ISS also recommended that stockholders vote AGAINST the Company’s say on pay proposal and omnibus stock plan.

Megan Parisi of The Stilwell Group stated, “We appreciate the strong support we have received from our fellow stockholders to date. We look forward to removing Wheeler’s legacy directors and beginning the process of rebuilding value for its common stockholders if our nominees are elected to the Board at the upcoming Annual Meeting.”

In recommending that stockholders vote on Stilwell’s GREEN proxy card for the election of two of Stilwell’s highly-qualified nominees, ISS stated the following:1

“The dissident may not have all the answers, but it appears to be asking the right questions. All three targeted directors have served for at least four years, overseeing a period of tremendous value destruction. On balance, the dissident has presented a compelling case that additional change is needed on the board, which could benefit from fresh perspectives, especially from another shareholder with a significant, direct financial interest.”

vote the green proxy card today to elect ALL THREE of our highly-qualified nominees — Joseph Stilwell, Paula Poskon and Kerry CampbelL — to the Board at the Company’s upcoming annual meeting

1Permission to quote from ISS’ report was neither sought nor obtained. Emphasis added.

If you have already voted Wheeler’s white proxy card, a later dated GREEN proxy card will revoke your previously cast vote.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of our proxy materials, please contact us or Okapi Partners at the phone numbers or email listed below.

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036

+ 1 (212) 297-0720 (Main)
+ 1 (877) 869-0171 (Toll-Free)
Email: info@okapipartners.com